UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 5, 2018
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	82-4936666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignations
On October 8, 2018, each of Kai O. Öistämö and Jeffrey K. Belk notified InterDigital, Inc. (“InterDigital” or the “Company”), of his respective intentions to resign from the Company’s Board of Directors (“Board”) effective immediately in order to assume new roles at the Company. Neither Mr. Öistämö’s nor Mr. Belk’s decision to resign from the Board is due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As announced by the Company on October 11, 2018, Mr. Öistämö has resigned from the Board to assume the role of Chief Operating Officer at the Company, and Mr. Belk has resigned from the Board to assume the role of Executive Vice President, Business Development, at the Company. As a result of the resignations of Messrs. Öistämö and Belk from the Board, the size of the Company’s Board has been reduced from nine to seven members.
Appointment of Chief Operating Officer
Effective October 10, 2018, Mr. Öistämö, 54, has been appointed to serve as the company’s Chief Operating Officer. Mr. Öistämö previously served as a director on the Board from November 2014 through the date of his resignation on October 8, 2018. From September 2016 to October 2018, Mr. Öistämö was an Executive Partner at Siris Capital, a private equity firm, which he initially joined in October 2015 as an advisor. Mr. Öistämö led corporate strategy and business development at Nokia Corporation (“Nokia”), a leader in the fields of network infrastructure, location-based technologies and advanced technologies and a wireless handset manufacturer, as Executive Vice President, Chief Development Officer, from 2010 until his departure in 2014, with responsibility for strategic partnerships and alliances. Mr. Öistämö was also a member of the Nokia leadership team from 2005 to 2014. Mr. Öistämö has served on the board of directors of Sanoma Corporation, a Finnish public company, since 2011.
There is no arrangement or understanding between Mr. Öistämö and any other persons pursuant to which Mr. Öistämö was selected as an officer, and Mr. Öistämö is not related to any officer or director of the Company. There have been no transactions involving Mr. Öistämö or his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Pursuant to the terms of his offer letter dated October 10, 2018, Mr. Öistämö will receive the following components of compensation: (i) an annual base salary in the amount of $600,000; (ii) a target short-term incentive plan payout of 75% of his annual base salary for 2018; (iii) a $1,100,000 sign-on cash bonus payable in four equal installments: upon hire, at December 31, 2018, at July 1, 2019, and at December 31, 2019; (iv) a target award equal to $3,000,000 under the Company’s 2018 long-term compensation program (“LTCP”), comprised of one-third time-based restricted stock units (“RSUs”), one-third performance-based RSUs (“PSUs”) and one-third performance-based stock options; (v) a sign-on performance-based stock option award equal in value to $700,000 and having the same terms and conditions as the performance-based stock option award granted for the 2018 LTCP, as discussed further below; and (vi) a taxable yearly stipend of $100,000 to compensate Mr. Öistämö for expenses related to his travel between his home and the Company’s offices in Wilmington, Delaware.
The time-based RSUs to be granted to Mr. Öistämö under the 2018 LTCP will vest on March 15, 2021, assuming continued service through such date except as set forth below. Both the 2018 LTCP PSUs and performance-based stock options to be granted to Mr. Öistämö will vest, assuming continued service through such date except as set forth below, on March 15, 2023 (with a threshold payout of 50% of target and a maximum payout of 200% of target), subject to the achievement of revenue and earnings performance goals measured as of December 31, 2022; however, to the extent that all or a portion of the performance goals in excess of the threshold have been achieved as measured as of December 31, 2020, such performance-based awards will vest, to the extent applicable, on March 15, 2021, and the remaining unvested portion of such performance-based awards, if any, shall then remain eligible to vest on March 15, 2023, subject to the achievement of the performance goals measured as of December 31, 2022.
If Mr. Öistämö’s employment is terminated by the Company or any parent, subsidiary, or affiliate of the Company without Cause (as defined in the Company’s Executive Severance and Change in Control Policy, or the “Policy,” which was adopted on October 5, 2018, and is described below) or by reason of his death or disability, in each case, during the last year of the performance period, the PSUs will vest as to a prorated portion (based on the number of days he was employed during the applicable performance period) of the number of PSUs that would have otherwise become vested according to actual performance during the performance period and, in each case, during the last year of a performance period for his performance-based stock options, the performance-based stock options will vest as to a prorated portion (based on the number of days he was employed during the applicable performance period) of the number of stock options that would have otherwise become vested according to actual performance over the applicable performance period. Additionally, the time-based RSUs will vest as to a prorated portion (based on the number of days he was employed during the applicable vesting period). In the event of a termination without Cause, the prorated vesting is conditioned upon Mr. Öistämö’s execution of a release of claims in favor of the Company within 60 days following termination of employment. In addition, upon such a termination of Mr. Öistämö’s employment, the performance-based stock options will remain exercisable for six months after the date the administrator of the Company’s 2017 Equity Incentive Plan determines the extent to which the performance goals for the applicable performance period have been achieved.
If Mr. Öistämö’s employment is terminated within one year following a Change in Control, either by the Company other than for Cause, death, or disability or by Mr. Öistämö for Good Reason (as such terms are defined in the Policy), 100% of the then-unvested portion of his time-based and performance-based awards will vest upon termination, subject to his execution of a release of claims in favor of the Company within 60 days following termination of employment.
In addition, Mr. Öistämö may not dispose of or transfer any shares he acquires through the exercise of his performance-based stock options until the earlier of (i) the end of the two-year period following the date of vesting or (ii) a Change in Control.
All of the equity grants to Mr. Öistämö will be made under the Company's 2017 Equity Incentive Plan. The grants of the time-based RSU awards will be made pursuant to the form of agreement for such awards that will be filed as an exhibit to the Company’s forthcoming quarterly report on Form 10-Q for the quarter ended September 30, 2018 (the “Q3 10-Q”). The PSU awards and performance-based stock option awards will have the terms set forth on the term sheets for such awards previously filed as Exhibits 10.1 and 10.2, respectively, to the Company Current Report on Form 8-K dated July 9, 2018, and will otherwise be subject to the standard terms and conditions for PSU awards and for stock option awards, respectively, that are part of the forms of agreement for such awards, which will be also filed as exhibits to the Q3 10-Q. The forms of agreement to be filed as exhibits to the Q3 10-Q do not differ from the forms of agreement previously filed as Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K dated June 16, 2017, except that the definitions of Cause and Good Reason have been revised to provide that such terms have the meanings set forth in the Policy, when applicable. Additionally, Mr. Öistämö has also been designated as a Tier 1 participant in the Policy, and he is therefore eligible for the benefits described below.
The summary of Mr. Öistämö’s offer letter set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Company will file Mr. Öistämö’s offer letter as an exhibit to the Q3 10-Q.
Mr. Öistämö will remain a party to an indemnity agreement in substantially the form of the Company’s form of indemnity agreement filed as Exhibit 10.47 to the Quarterly Report on Form 10-Q of InterDigital Communications Corporation for the quarter ended March 31, 2003.
Adoption of Executive Severance and Change in Control Policy
On October 5, 2018, the Compensation Committee of the Board adopted the Policy. Each of our named executive officers, as set forth in the Company's most recently filed proxy statement, will be offered participation in the Policy. The Policy has an initial term of three years and automatically renews for additional one‑year terms, unless we provide notice of non‑renewal at least 30 days prior to the date of the automatic renewal, and except that any term may be automatically extended upon the occurrence of a Change in Control, as defined in the Policy, or an act or omission constituting Good Reason, as defined in the Policy.
The Policy provides for two tiers of participation: Tier 1 and Tier 2. Currently, each of our Chief Executive Officer and Chief Operating Officer has been designated as a Tier 1 participant, and each of our other named executive officers has been designated as a Tier 2 participant. To become a participant in the Policy, an employee needs to be designated by the Compensation Committee and sign a participation agreement under the Policy. We currently expect that each named executive officer will be a participant of the Policy as of the expiration of his or her employment agreement, as described in greater detail below.
Under the Policy, if we terminate a participant’s employment other than for Cause, death or Disability (as such terms are defined in the Policy) any time other than during the period from upon to until 12 months following a Change in Control (the “Change in Control Period”), such participant will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	continued payments of base salary for 18 months for a Tier 2 participant (30 months for a Tier 1 participant);

•	a lump sum cash amount equal to 150% of the cost of 12 months of COBRA premiums for a Tier 2 participant and his or her covered dependents (or 18 months for a Tier 1 participant); and

•
reasonable outplacement services in accordance with any applicable Company policy in effect as of such participant’s termination of employment (or if no such policy is in effect, as determined by the Company, in its sole discretion, provided that such outplacement services are provided by qualified consultants selected by the Company, at its expense, in an amount not to exceed $10,000).
Further, under the Policy, if we terminate a participant’s employment other than for Cause, death or Disability or if the participant resigns for Good Reason, during the Change in Control Period, such participant will be eligible to receive the following lump sum cash severance benefits, less applicable tax withholdings:

•	an amount equal to 200% of the Tier 2 participant’s base salary (or 300% for a Tier 1 participant);

•	an amount equal to 100% of the participant’s target bonus under our short-term incentive plan; and

•	an amount equal to 150% of the cost of 24 months of COBRA premiums for the participant and his or her covered dependents.
To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a Change in Control, a participant must sign and not revoke the Company’s standard separation agreement and release of claims within the timeframe set forth in the Policy and must continue to adhere to his or her nondisclosure and assignment of ideas agreement.
By becoming a participant in the Policy, such participation supersedes any other prior severance and/or change in control benefit, whether in an employment letter or another severance plan or policy, except that existing rights to equity acceleration will continue to be governed by the existing arrangements currently in place.
If any of the payments provided for under the Policy or otherwise payable to a participant would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the participant will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant.
The summary of the Policy set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Policy. The Company will file the Policy as an exhibit to the Q3 10-Q.
Non-Renewal of Named Executive Officer Employment Agreements
Each of our named executive officers is a party to an employment agreement with the Company that provides for severance pay and benefits, among other things, in certain events of termination of employment. The employment agreement with each named executive officer provides for an initial employment term of two years, which term automatically renews for additional successive one-year periods (unless either party provides notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period)). In the event that a Change in Control (as defined in the employment agreement) occurs at any time during the term, then the term shall extend for an additional year and 90 days from the date of the Change in Control, provided such extension serves to lengthen the term that would otherwise have been in place.
On October 5, 2018, and in connection with the Company’s adoption of the Policy, the Compensation Committee approved that notice of non-renewal be made to each named executive officer. Accordingly, each named executive officer employment agreement will expire on January 20, 2019, and, thereafter, each named executive officer will be eligible for benefits under the Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General Counsel and Corporate Secretary

Date: October 11, 2018